UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2013

GAMING AND LEISURE PROPERTIES, INC.

Commission file number 333-188608

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 46-2116489

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On October 11, 2013, Penn National Gaming, Inc., a Pennsylvania corporation (“Penn”), entered into two commitment letters in contemplation of the potential separation of substantially all of Penn’s real property assets from its operating assets through the spin-off (the “Spin-Off”) of Gaming and Leisure Properties, Inc., a Pennsylvania corporation (“GLPI”), a newly formed entity intending to qualify as a real estate investment trust.  The commitment letters provide for:

•                  commitments from financial institutions to provide a portion of the financing required to be obtained by Penn in connection with the Spin-Off and related transactions, including the refinancing of Penn’s existing credit agreement debt and senior subordinated notes (the “Refinancing”).  Such commitments are with respect to senior secured credit facilities comprised of a $500.0 million revolving credit facility with a maturity of five years (the “Penn Revolving Credit Facility”) and a $500.0 million term loan facility with a maturity of five years (the “Penn Term Loan A Facility”); and

•                  commitments from financial institutions to provide a portion of the financing required to be obtained by GLP Capital, L.P., a Pennsylvania limited partnership and a wholly-owned subsidiary of GLPI (“GLP”) in connection with the Spin-Off and related transactions.  Such commitments are with respect to senior unsecured credit facilities comprised of an $850.0 million revolving credit facility (which is expected to be reduced to $700.0 million at or about the time of the Spin-Off) (the “GLP Revolving Credit Facility”) and a $300.0 million term loan facility (the “GLP Term Loan Facility” and, together with the GLP Revolving Credit Facility, the “GLP Credit Facilities”).

The commitment letter with respect to the Penn Revolving Credit Facility and the Penn Term Loan A Facility (the “Penn Commitment Letter”) and the commitment letter with respect to the GLP Revolving Credit Facility and the GLP Term Loan Facility (the “GLP Commitment Letter”) were entered into between Penn and the following financial institutions: Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Fifth Third Bank , Wells Fargo Securities, LLC, Wells Fargo Bank, National Association, UBS Securities LLC, UBS Loan Finance LLC, Credit Agricole Corporate and Investment Bank, Goldman Sachs Bank USA, Manufacturers & Traders Trust Company, Nomura Securities International, Inc., Nomura Corporate Funding Americas, LLC, RBS Securities Inc., The Royal Bank of Scotland plc, SunTrust Robinson Humphrey, Inc., and SunTrust Banks.  Certain of such institutions and certain of their respective affiliates, have performed investment banking, commercial lending and advisory services for Penn, from time to time, for which they have received customary fees and expenses.  These parties may, from time to time, engage in transactions with, and perform services for, Penn, GLP and their respective affiliates in the ordinary course of their business.

The Penn Commitment Letter and the GLP Commitment Letter contemplate that the GLP Credit Facilities will be funded shortly in advance (expected to be a period of two business days) of each of the Penn Credit Facilities, the Penn Senior Unsecured Notes referred to below and the GLP Senior Unsecured Notes referred to below.  Each of the Penn Credit Facilities referred to below, the Penn Senior Unsecured Notes and the GLP Senior Unsecured Notes are expected to be funded a short period (expected to be a period of one to two business days) before the Spin-Off.

The Penn Commitment Letter

The Penn Commitment Letter provides for commitments with respect to the Penn Revolving Credit Facility and the Penn Term Loan A Facility and contemplates that Penn will obtain a $250.0 million term loan B facility with a maturity of seven years (the “Penn Term Loan B Facility” and, together with the Penn Revolving Credit Facility and the Penn Term Loan A Facility, the “Penn Credit Facilities”).  The amount of the Penn Term Loan B Facility may be increased or decreased, so long as the aggregate amount of the Penn Term Loan B Facility plus the aggregate amount of the Penn Senior Unsecured Notes does not exceed $550.0 million.  Conditions to funding under the Penn Commitment Letter include the execution and delivery of a definitive loan agreement substantially in the form attached to the Penn Commitment Letter, the execution and delivery of any other credit documents to which Penn and its subsidiaries are party on customary market terms, the receipt of $550.0 million of aggregate proceeds from the issuance of senior unsecured notes (the “Penn Senior Unsecured Notes”) and the incurrence of debt under the Penn Term Loan B Facility, the completion of the Refinancing and the satisfaction of other customary conditions precedent for financings of this type.

The proceeds of (i) the initial funding under the Penn Credit Facilities, (ii) the Penn Senior Unsecured Notes and (iii) the cash proceeds Penn will receive from GLPI in actual or constructive exchange for the contribution of real property assets by Penn and its subsidiaries to GLPI are intended to be used to finance the Spin-Off and the Refinancing and to pay certain fees and expenses in connection therewith.  After the initial funding of the Penn Credit Facilities, the remaining amount available under the Penn Revolving Credit Facility will be used for working capital, to fund permitted dividends, distributions and acquisitions, for general corporate purposes and for any other purpose not prohibited by the documentation governing the Penn Credit Facilities.

Penn will be the borrower under the Penn Credit Facilities, and the obligations of Penn under the Penn Credit Facilities will be guaranteed by substantially all of the wholly-owned domestic subsidiaries of Penn and secured by a first-priority lien on substantially all of the assets of Penn and each subsidiary guarantor.  The Penn Credit Facilities will be provided by a syndicate of banks and other financial institutions, with Bank of America, N.A. acting as the Administrative Agent.

Subject to certain customary conditions, the Penn Credit Facilities permit Penn to incur additional term loans and revolving commitments in an aggregate principal amount of up to $400.0 million, plus any additional amount, so long as Penn would not exceed a specified senior secured net leverage ratio on a pro forma basis.  There is currently no commitment in respect of these additional loans and commitments, nor is one currently anticipated to be in place upon the consummation of the Spin-Off.

Interest Rate and Fees

The interest rates per annum applicable to loans under the Penn Credit Facilities will be, at Penn’s option, equal to either a LIBOR rate or a base rate plus an applicable margin.  The applicable margin for each of the Penn Revolving Credit Facility and the Penn Term Loan A Facility will range from 1.25% to 2.75% per annum for LIBOR loans and 0.25% to 1.75% per annum for base rate loans, in each case depending on Penn’s total net leverage ratio.  The applicable margin for the Penn Term Loan B Facility will be determined at the time of syndication.  In addition, Penn will pay a commitment fee on the unused portion of the commitments under the Penn Revolving Credit Facility at a rate that will range from 0.25% to 0.50% per annum, depending on Penn’s total net leverage ratio.

Amortization

The Penn Term Loan A Facility will amortize in an amount equal to 5.0% to 10.0% of the original principal amount per year, payable in equal quarterly installments, with the balance payable on the date that is five years from the date of the closing of the Penn Credit Facilities.  The Penn Term Loan B Facility is anticipated to amortize in an amount equal to 0.25% of the original principal amount payable in equal quarterly installments, with the remaining amount payable on the date that is seven years from the date of the closing of the Penn Credit Facilities.  The Penn Revolving Credit Facility is not subject to amortization and is due and payable on the date that is five years from the date of the closing of the Penn Credit Facilities.

Prepayments

The Penn Commitment Letter contemplates that Penn will be required to prepay outstanding loans, subject to certain exceptions (including a right of reinvestment for asset sale and casualty event proceeds), with the proceeds of certain asset sales, casualty events and the incurrence of certain indebtedness and with a percentage of annual excess cash flow (which may be reduced to 0 upon the achievement of a specified total net leverage ratio).  Penn may prepay all or any portion of the loans under the Penn Credit Facilities prior to maturity without premium or penalty, subject to reimbursement of any LIBOR breakage costs of the lenders; provided that the Penn Term Loan B Facility may be subject to a 1.0% prepayment premium in the case of certain prepayments with lower priced debt within six months of the funding of the Penn Term Loan B Facility.

Certain Covenants and Events of Default

The Penn Commitment Letter provides that the Penn Credit Facilities will contain customary covenants that, among other things, restrict, subject to certain exceptions, the ability of Penn and its subsidiaries to grant liens on their assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations, pay dividends and other restricted payments and prepay unsecured indebtedness.  The Penn Credit Facilities will have three financial covenants:  a maximum senior secured net leverage ratio of 2.5 to 1.0 (with a step-down at December 31, 2015, to 2.0 to 1.0), a maximum total net leverage ratio of 4.0 to 1.0 and a minimum interest coverage ratio of 2.5 to 1.0.  The Penn Credit Facilities will also contain certain customary affirmative covenants and events of default.  Such events of default include the occurrence of a change of control, termination of the master lease between Penn Tenant, LLC, a Pennsylvania limited liability company (“Tenant”) and a wholly-owned subsidiary of Penn, and GLP, certain defaults under such master lease and failure to complete the Spin-Off within twenty business days of the closing of the Penn Credit Facilities.  The occurrence and continuance of an event of default under the Penn Credit Facilities will enable the lenders under the Penn Credit Facilities to accelerate the loans, and terminate the commitments, thereunder.

The GLP Commitment Letter

The GLP Commitment Letter provides for commitments with respect to the GLP Credit Facilities. Conditions to funding under the GLP Commitment Letter include the execution and delivery of a definitive loan agreement substantially in the form attached to the GLP Commitment Letter, the execution and delivery of any other credit documents to which GLP is a party on customary market terms, the execution and delivery by GLPI of a guaranty of the GLP Credit Facilities, the delivery of reasonably acceptable evidence to the lead arrangers under the GLP Commitment Letter that the contribution to GLPI of certain real property and assets of Penn and its subsidiaries will occur on the initial funding date of the GLP Credit Facilities (or as otherwise provided for in the separation and distribution agreement to be entered into between Penn and GLPI in connection with the Spin-Off), the delivery of a prepayment notice for Penn’s existing credit agreement that provides for such prepayment to occur within 10 business days of the funding date for the GLP Credit Facilities, GLP’s entry into agreements providing for the issuance of $2,050.0 million of senior unsecured notes (the “GLP Senior Unsecured Notes”) in two or more closings and the satisfaction of other customary conditions precedent for financings of this type.

The proceeds of (i) the GLP Credit Facilities and (ii) the issuance of the GLP Senior Unsecured Notes in the first closing are intended to be used to make payments to Penn in actual or constructive exchange for the contribution of real property assets to GLPI.  The proceeds from the second closing of GLP Senior Unsecured Notes are intended to be used to fund a distribution by GLPI of accumulated earnings and profits on its real property assets in order to comply with certain REIT qualification requirements and to repay certain amounts drawn under the GLP Revolving Credit Facility.  The proceeds of additional revolving loans will be used for working capital, to fund permitted dividends, distributions and acquisitions, for general corporate purposes and for any other purpose not prohibited by the documentation governing the GLP Credit Facilities.

A wholly-owned subsidiary of GLP that will be merged with and into GLP prior to the Spin-Off (with GLP as the surviving entity) will be the initial borrower under the GLP Credit Facilities.  It is expected that, at the time of the first issuance of the GLP Senior Unsecured Notes, this merger will have been consummated, and GLP will be the borrower under the GLP Credit Facilities.  The GLP Credit Facilities will be unsecured, and the obligations of GLP under the GLP Credit Facilities will be guaranteed by GLPI and, under limited circumstances, certain of the other subsidiaries of GLPI may in the future elect to guarantee the GLP Credit Facilities.  The GLP Credit Facilities will be provided by a syndicate of banks and other financial institutions, with JPMorgan Chase Bank, N.A. acting as the Administrative Agent.

Subject to customary conditions, including pro forma compliance with financial covenants, the GLP Credit Facilities will permit GLP to obtain additional revolving commitments and incur additional term loans, so long as the aggregate principal amount of the loans and unused commitments under the GLP Credit Facilities does not exceed $1.5 billion. There is currently no commitment in respect of these incremental loans and commitments, nor is one currently anticipated to be in place upon the consummation of the Spin-Off.

Interest Rate and Fees

The GLP Commitment Letter provides that the interest rates per annum applicable to loans under the GLP Credit Facilities will be, at GLP’s option, equal to either a LIBOR rate or a base rate plus an applicable margin, which will range from 1.0% to 2.0% per annum for LIBOR loans and 0.0% to 1.0% per annum for base rate loans, in each case, depending on the ratings assigned to the GLP Credit Facilities.  In addition, GLP will pay a commitment fee on the unused portion of the commitments under the revolving facility at a rate that will range from 0.15% to 0.35% per annum, depending on the ratings assigned to the GLP Credit Facilities from time to time.

Amortization and Prepayments

The GLP Credit Facilities will not be subject to interim amortization.  GLP will not be required to repay any loans under the GLP Credit Facilities prior to maturity (provided that the commitments under the GLP Revolving Credit Facility are required to be reduced to $700.0 million and the outstanding amounts under the GLP Revolving Credit Facility are required to be reduced to $200.0 million (without reduction of commitments) within 45 days of the initial funding thereunder).  GLP may prepay all or any portion of the loans under the GLP Credit Facilities prior to maturity without premium or penalty, subject to reimbursement of any LIBOR breakage costs of the lenders.

Certain Covenants and Events of Default

The GLP Commitment Letter provides that the GLP Credit Facilities will contain customary covenants that, among other things, restrict, subject to certain exceptions, the ability of GLPI and its subsidiaries, including GLP, to grant liens on their assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations and pay certain dividends and other restricted payments.  The GLP Credit Facilities will contain the following financial covenants: a maximum total debt to total asset value ratio of 60.0% (subject to increase to 65.0% for specified periods in connection with certain acquisitions), a maximum senior secured debt to total asset value ratio of 40.0%, a maximum ratio of certain recourse debt to unencumbered asset value of 60.0% and a minimum fixed charge coverage ratio of 1.5 to 1.0. In addition, GLPI will be required to maintain a minimum tangible net worth to be determined.  GLPI will be required to maintain its status as a REIT on and after the effective date of its election to be treated as a REIT, which election GLPI expects to make in connection with the U.S. federal income tax return for its first full fiscal year following the Spin-Off.  GLPI will be permitted to pay dividends to its shareholders as may be required in order to maintain REIT status, subject to the absence of payment or bankruptcy defaults.  GLPI will also be permitted to make other dividends and distributions subject to pro forma compliance with the financial covenants and the absence of defaults.  The GLP Credit Facilities will also contain certain customary affirmative covenants and events of default.  Such events of default include the occurrence of a change of control and termination of the master lease to be entered into between Tenant and GLP (subject to certain replacement rights) and failure to complete the Spin-Off within twenty business days of the closing of the GLP Credit Facilities.  The occurrence and continuance of an event of default under the GLP Credit Facilities will enable the lenders under the GLP Credit Facilities to accelerate the loans, and terminate the commitments, thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 18, 2013	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer